LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

Full Year 2018 - Another Record Year for Live Nation
•	Revenue Up 11% to $10.8 Billion
•	Live Nation Concerts Attendance of 93 Million, Up 8%
•	Ticketmaster Fee-Bearing GTV Up 14%
•	Sponsorship & Advertising Revenue Up 13%
•	Event-Related Deferred Revenue Up 35% to $1.1 Billion as of December 31

2019 Indicators (as of Mid-February)
•	Tickets Sold for Concerts in 2019 and Confirmed Concert Events Both Up Double-Digits Year-Over-Year
•	Sponsorship & Advertising Committed Net Revenue Over 70% of 2019 Projections, Up Double-Digits Year-Over-Year

LOS ANGELES – February 28, 2019 – Live Nation Entertainment (NYSE: LYV) today released financial results for the three months and full year ended December 31, 2018.
Live Nation delivered its eighth consecutive year of record results with revenue, operating income, and adjusted operating income (“AOI”) all up year-over-year, even adjusting for the 2017 impact of a $110 million legal accrual.

Concerts Growth Accelerated in 2018
Fans more than ever find the live experience, from club shows to arenas to festivals, a top entertainment choice and the best way to celebrate their favorite artists and share the experience with other fans. In the U.S. alone, over the past ten years consumer spending on live experiences has grown by $5 billion per year, and we believe this ongoing trend will structurally continue driving increased demand for concerts globally.
As a result of this strong demand growth, in 2018 we delivered double-digit attendance growth across our arenas, amphitheaters and theaters & clubs. Live Nation continued to grow its global market share in 2018, adding nearly seven million fans globally for a total of 93 million fans, driving concerts revenue up 11%, operating income up 61%, and AOI up 22%.

Across all of the artists we work with, we invested over $6 billion to promote 35,000 shows in 40 countries, with Live Nation by far the largest financial supporter of artists in music. In addition to growing our show count and attendance, our pricing and on-site initiatives also continued to grow our operating income and AOI.
The strength of our business is continuing into 2019, with ticket sales for shows this year up double-digits through mid-February, along with similar increases in confirmed amphitheater, arena and stadium show count. With this growth and our plans to further monetize our fan relationships, I currently expect this will translate into continued strong growth in concerts operating income and AOI in 2019.

Sponsorship Continued Strong Growth in 2018
In our high-margin sponsorship business, we grew revenue, operating income and AOI all by 13% in 2018. Our top strategic sponsors have been a key driver of this growth, with 75 sponsors collectively spending over $350 million to reach our fans, up 11% over 2017. Sponsorship at our festivals grew 13%, driven by new deals with brands including Heineken, Barclays, State Farm and Frito-Lay.
All of this reinforces the power of our platform of 93 million fans, and the continued shift by brands to invest in reaching fans during the live experience. Research from our Power of Live white paper indicates that over 90% of fans believe that brands can enhance the live experience and over 60% of fans believe that they are more likely to connect with brands at concerts. This demonstrates that our shows offer brands a truly unique opportunity to connect with fans.
With over 70% of our budgeted sponsorship net revenue for the year already committed, pacing double-digits ahead of this time last year, we are confident we will again deliver double-digit operating income and AOI growth in 2019.

Ticketmaster Extends Global Leadership Position
Ticketmaster continued growing its leadership position in ticketing in 2018, with fee-bearing gross transaction value (“GTV”) up 14% and total platform GTV of $33 billion. This drove a 14% increase in ticketing revenue for the year, and delivered growth in operating income and AOI, even after adjusting for the 2017 impact of a legal accrual.
Our top priority at Ticketmaster in 2018 was deploying our Presence digital ticketing solution, which we see as key for effectively unlocking the value of our customer relationships across our ticketing, concerts and sponsorship businesses. By the end of 2018, we deployed Presence in over 200 venues, operating 20,000 events for 40 million fans, approximately half of whom used digital tickets.

We see our deployment in 2019 further accelerating, and we are expecting to have Presence in over 500 venues by the end of this year, with over 125 million fans attending events at these buildings. At that point, we will cover over 75% of major sports and Live Nation buildings, making Ticketmaster by far the global leader in digital ticketing.
At the same time, we continue building our marketplace, with the fourth quarter being our highest fee-bearing GTV quarter ever, selling over 60 million fee-bearing tickets in a quarter for the first time, and delivering over $5 billion in fee-bearing GTV. Overall in 2018, Ticketmaster managed over 400,000 events, delivering almost 500 million tickets to fans in 28 countries. We continue adding new clients to our marketplace, who collectively added over ten million new tickets in 2018.
I believe we have tremendous opportunity for growth on a global basis, particularly in the 13 markets where we promote concerts but do not yet have a substantial ticketing operation. In 2018, we furthered our international expansion, establishing ticketing operations in Italy, growing our German operations and laying the groundwork for expansion into Latin America. Ticketmaster continues to exceed expectations, both operationally and in its leadership position in digital ticketing, which we believe it can extend globally and deliver continued profitable growth.

2019 Growth Drivers
In summary, 2018 was another strong growth year for Live Nation - building our global concerts business and thereby driving growth in our high-margin venue, sponsorship and ticketing businesses.
We continue to see the tremendous power of live events, with strong consumer demand and a robust supply of new and established artists hitting the road from clubs to stadiums. Live is truly a unique entertainment form; it cannot be duplicated and creates lifetime memories that fans are craving more than ever in this experience economy.
We believe that the live business will continue to have strong growth for years to come as fans globally drive demand, artists are touring more and on-site spending, sponsorship and ticketing all benefit from the concerts flywheel.
In 2019, I expect us to further extend our global concerts position while enhancing our on-site hospitality business and capturing additional pricing opportunities. Our sponsorship business will continue driving double-digit growth as more brands look for that direct connection with music fans. And as Ticketmaster continues its transformation to a truly digital ecosystem, it will also benefit from continued growth in concert ticket sales and further expansion of our global footprint.

We believe that the combination of macro trends and our demonstrated ability to execute are strong indicators of our capability to continue to grow the business for many years to come.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: BTS - Jeff Kravitz/Getty Images, Drake - Harmony Gerber/Getty Images, P!nk - Kevin Mazur/Getty Images

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact: Rodrigo Salazar 310-867-7143 IR@livenation.com	Media Contact: Carrie Davis 310-975-6941 CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 4th QUARTER
(unaudited; $ in millions)

	Q4 2018 Reported	Q4 2017 Reported	Growth	Q4 2018 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$2,053.1	$1,839.6	12%	$2,079.1	13%
Sponsorship & Advertising	118.3	98.6	20%	119.6	21%
Ticketing	437.7	382.2	15%	442.6	16%
Other & Eliminations	(7.2)	0.1	*	(7.2)	*
	$2,601.9	$2,320.5	12%	$2,634.1	14%

Operating Income (Loss)**
Concerts	$(135.5)	$(139.7)	3%	$(137.1)	2%
Sponsorship & Advertising	57.8	48.0	20%	58.7	22%
Ticketing	38.5	(61.4)	*	38.6	*
Other & Eliminations	(4.5)	(9.8)	54%	(4.5)	54%
Corporate	(46.7)	(39.1)	(19%)	(46.7)	(19%)
	$(90.4)	$(202.0)	55%	$(91.0)	55%

Adjusted Operating Income (Loss)**
Concerts	$(58.2)	$(35.6)	(64%)	$(58.9)	(66%)
Sponsorship & Advertising	65.5	56.5	16%	66.4	17%
Ticketing	106.2	(0.2)	*	106.9	*
Other & Eliminations	(5.9)	(11.3)	48%	(5.9)	48%
Corporate	(39.0)	(32.2)	(21%)	(39.0)	(21%)
	$68.6	$(22.8)	*	$69.5	*
* percentages are not meaningful
** The company accrued $110 million in the fourth quarter of 2017 in connection with a legal settlement that reduced operating income and adjusted operating income for both the Ticketing segment and the consolidated results.

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2018 Reported	12 Months 2017 Reported	Growth	12 Months 2018 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$8,770.0	$7,892.1	11%	$8,744.4	11%
Sponsorship & Advertising	504.0	445.1	13%	501.9	13%
Ticketing	1,529.6	1,346.5	14%	1,527.6	13%
Other & Eliminations	(15.8)	3.5	*	(15.8)	*
	$10,787.8	$9,687.2	11%	$10,758.1	11%

Operating Income (Loss)**
Concerts	$(36.2)	$(93.6)	61%	$(35.7)	62%
Sponsorship & Advertising	283.1	251.5	13%	281.6	12%
Ticketing	201.9	90.9	*	204.5	*
Other & Eliminations	(18.3)	(17.3)	(6%)	(18.3)	(6%)
Corporate	(158.0)	(140.1)	(13%)	(158.0)	(13%)
	$272.5	$91.4	*	$274.1	*

Adjusted Operating Income (Loss)**
Concerts	$226.0	$185.0	22%	$224.8	22%
Sponsorship & Advertising	315.5	280.6	13%	314.0	12%
Ticketing	436.6	297.8	47%	438.0	47%
Other & Eliminations	(22.5)	(21.6)	(4%)	(22.5)	(4%)
Corporate	(126.5)	(116.7)	(8%)	(126.5)	(8%)
	$829.1	$625.1	33%	$827.8	32%
* percentages are not meaningful
** The company accrued $110 million in the fourth quarter of 2017 in connection with a legal settlement that reduced operating income and adjusted operating income for both the Ticketing segment and the consolidated results.

•	As of December 31, 2018, total cash and cash equivalents were $2.4 billion, which includes $859.1 million in ticketing client cash and $610 million in free cash.

•	Event-related deferred revenue was $1.1 billion as of December 31, 2018, compared to $816 million as of the same date in 2017.

•	For the year ended December 31, 2018, net cash provided by operating activities was $942 million and free cash flow — adjusted was $481 million.

•	We currently expect capital expenditures for the full year 2019 to be approximately $300 million, with approximately 50% to be revenue generating capital expenditures.

•	We currently expect the amortization of nonrecoupable ticketing contract advances for the full year 2019 to be in line with the expense in the last few years.

KEY OPERATING METRICS

	Year Ended December 31,
	2018	2017	2016
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	24,186	19,933	17,554
International	10,810	9,659	8,731
Total estimated events	34,996	29,592	26,285
Estimated fans:
North America	61,159	54,868	48,611
International	31,607	31,363	22,408
Total estimated fans	92,766	86,231	71,019
Ticketing (2)
Number of fee-bearing tickets sold	217,442	205,703	187,051
Number of non-fee-bearing tickets sold	265,080	267,713	267,767
Total tickets sold	482,522	473,416	454,818

(1)
Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)
The number of fee-bearing tickets sold includes primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing and which are reported as the events occur. The non-fee-bearing tickets sold reported above includes primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our ‘do it yourself’ platform.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q4 2018	Q4 2017
Net cash provided by operating activities	$686.0	$205.3
Changes in operating assets and liabilities (working capital)	(661.0)	(250.4)
Free cash flow from earnings	$25.0	$(45.1)
Less: Maintenance capital expenditures	(55.0)	(31.0)
Distributions to noncontrolling interests	(17.8)	(23.1)
Free cash flow — adjusted	$(47.8)	$(99.2)

Net cash used in investing activities	$(109.0)	$(92.1)

Net cash used in financing activities	$(79.3)	$(101.4)

($ in millions)	12 Months 2018	12 Months 2017
Net cash provided by operating activities	$941.6	$623.5
Changes in operating assets and liabilities (working capital)	(266.3)	(129.5)
Free cash flow from earnings	$675.3	$494.0
Less: Maintenance capital expenditures	(135.0)	(113.6)
Distributions to noncontrolling interests	(59.2)	(46.0)
Free cash flow — adjusted	$481.1	$334.4

Net cash used in investing activities	$(496.9)	$(327.6)

Net cash provided by (used in) financing activities	$188.8	$(127.1)

Reconciliation of Cash and Cash Equivalents to Free Cash

($ in millions)	December 31, 2018
Cash and cash equivalents	$2,371.5
Client cash	(859.1)
Deferred revenue — event-related	(1,099.3)
Accrued artist fees	(102.2)
Collections on behalf of others	(44.0)
Prepaids related to artist settlements/events	342.8
Free cash	$609.7

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the anticipated continued strong growth and demand for the company and in the live business overall for years to come, including the company’s ability to further extend its global concerts position while enhancing its on-site hospitality business and capturing additional pricing opportunities in 2019; expected further acceleration in the deployment of the company’s Presence digital ticketing solution, with over 500 venues expected to have Presence by the end of 2019 and over 125 million fans expected to attend events at those venues; the strength of the opportunity for growth in the company’s ticketing business on a global basis; and the company’s growth prospects for 2019, including expected continued strong growth in concerts operating income and adjusted operating income and anticipated double-digit operating income and adjusted operating income growth in sponsorship and advertising. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets and certain stock-based compensation expense. The company uses AOI to evaluate the performance of its operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of the portfolio of the businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in the company’s business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. The company calculates currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. The company presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow - Adjusted, or FCF, is a non-GAAP financial measure that the company defines as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. The company uses FCF among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss)	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended December 31, 2018

Concerts	$(135.5)	$3.2	$(0.1)	$60.3	$—	$13.9	$(58.2)	$(0.7)	$(58.9)
Sponsorship & Advertising	57.8	0.5	—	7.2	—	—	65.5	0.9	66.4
Ticketing	38.5	1.2	—	40.3	25.8	0.4	106.2	0.7	106.9
Other and Eliminations	(4.5)	—	—	0.2	(1.6)	—	(5.9)	—	(5.9)
Corporate	(46.7)	6.4	—	1.3	—	—	(39.0)	—	(39.0)
Total Live Nation	$(90.4)	$11.3	$(0.1)	$109.3	$24.2	$14.3	$68.6	$0.9	$69.5

	Three Months Ended December 31, 2017

Concerts	$(139.7)	$12.3	$(0.5)	$81.4	$—	$10.9	$(35.6)	$—	$(35.6)
Sponsorship & Advertising	48.0	0.3	—	8.2	—	—	56.5	—	56.5
Ticketing	(61.4)	1.1	—	29.8	30.1	0.2	(0.2)	—	(0.2)
Other and Eliminations	(9.8)	—	—	0.1	(1.6)	—	(11.3)	—	(11.3)
Corporate	(39.1)	5.1	—	1.8	—	—	(32.2)	—	(32.2)
Total Live Nation	$(202.0)	$18.8	$(0.5)	$121.3	$28.5	$11.1	$(22.8)	$—	$(22.8)

	Twelve Months Ended December 31, 2018

Concerts	$(36.2)	$12.2	$10.4	$206.8	$—	$32.8	$226.0	$(1.2)	$224.8
Sponsorship & Advertising	283.1	1.6	—	30.8	—	—	315.5	(1.5)	314.0
Ticketing	201.9	4.8	—	143.6	85.1	1.2	436.6	1.4	438.0
Other and Eliminations	(18.3)	—	—	0.8	(5.0)	—	(22.5)	—	(22.5)
Corporate	(158.0)	27.0	—	4.5	—	—	(126.5)	—	(126.5)
Total Live Nation	$272.5	$45.6	$10.4	$386.5	$80.1	$34.0	$829.1	$(1.3)	$827.8

	Twelve Months Ended December 31, 2017

Concerts	$(93.6)	$18.9	$(1.1)	$226.3	$—	$34.5	$185.0	$—	$185.0
Sponsorship & Advertising	251.5	1.4	—	27.7	—	—	280.6	—	280.6
Ticketing	90.9	4.1	—	112.7	88.1	2.0	297.8	—	297.8
Other and Eliminations	(17.3)	—	—	0.4	(4.7)	—	(21.6)	—	(21.6)
Corporate	(140.1)	18.4	—	5.0	—	—	(116.7)	—	(116.7)
Total Live Nation	$91.4	$42.8	$(1.1)	$372.1	$83.4	$36.5	$625.1	$—	$625.1

LIVE NATION ENTERTAINMENT, INC. CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$2,371,540	$1,825,322
Accounts receivable, less allowance of $34,225 and $32,755 in 2018 and 2017, respectively	829,320	725,304
Prepaid expenses	597,866	546,713
Restricted cash	6,663	3,500
Other current assets	42,685	51,903
Total current assets	3,848,074	3,152,742
Property, plant and equipment
Land, buildings and improvements	984,558	955,937
Computer equipment and capitalized software	742,737	610,924
Furniture and other equipment	329,607	312,962
Construction in progress	160,028	133,906
	2,216,930	2,013,729
Less accumulated depreciation	1,270,337	1,127,793
	946,593	885,936
Intangible assets
Definite-lived intangible assets, net	661,451	729,265
Indefinite-lived intangible assets	368,854	369,023
Goodwill	1,822,943	1,754,589
Long-term advances	420,891	359,528
Other long-term assets	428,080	253,180
Total assets	$8,496,886	$7,504,263
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,037,162	$948,637
Accounts payable	90,253	85,666
Accrued expenses	1,245,465	1,109,246
Deferred revenue	1,227,797	925,220
Current portion of long-term debt, net	82,142	347,593
Other current liabilities	67,047	160,638
Total current liabilities	3,749,866	3,577,000
Long-term debt, net	2,732,878	1,952,366
Long-term deferred income taxes	137,067	137,635
Other long-term liabilities	204,977	174,391
Commitments and contingent liabilities
Redeemable noncontrolling interests	329,355	244,727
Stockholders’ equity
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 210,534,762 and 208,483,993 shares issued and 210,126,738 and 208,075,969 shares outstanding in 2018 and 2017, respectively	2,091	2,069
Additional paid-in capital	2,268,209	2,374,006
Accumulated deficit	(1,019,223)	(1,079,472)
Cost of shares held in treasury (408,024 shares)	(6,865)	(6,865)
Accumulated other comprehensive loss	(145,231)	(108,542)
Total Live Nation stockholders’ equity	1,098,981	1,181,196
Noncontrolling interests	243,762	236,948
Total equity	1,342,743	1,418,144
Total liabilities and equity	$8,496,886	$7,504,263

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017	2016
		(as adjusted)	(as adjusted)
	(in thousands except share and per share data)
Revenue	$10,787,800	$9,687,222	$7,826,336
Operating expenses:
Direct operating expenses	7,967,932	7,181,898	5,639,177
Selling, general and administrative expenses	1,997,028	1,907,723	1,548,450
Depreciation and amortization	386,529	372,201	318,584
Loss (gain) on disposal of operating assets	10,369	(969)	124
Corporate expenses	153,406	134,972	125,061
Operating income	272,536	91,397	194,940
Interest expense	138,505	106,722	106,506
Loss on extinguishment of debt	2,471	1,048	14,049
Interest income	(8,961)	(5,717)	(2,573)
Equity in losses (earnings) of nonconsolidated affiliates	(2,747)	(1,161)	17,802
Other expense (income), net	12,163	(115)	10,830
Income (loss) before income taxes	131,105	(9,380)	48,326
Income tax expense (benefit)	40,765	(17,154)	28,029
Net income	90,340	7,774	20,297
Net income attributable to noncontrolling interests	30,091	13,789	17,355
Net income (loss) attributable to common stockholders of Live Nation	$60,249	$(6,015)	$2,942

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.09)	$(0.48)	$(0.23)

Weighted average common shares outstanding:
Basic and diluted	207,441,468	204,923,740	202,076,243

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$60,249	$(6,015)	$2,942
Accretion of redeemable noncontrolling interests	(77,900)	(91,631)	(49,952)
Basic and diluted net loss available to common stockholders of Live Nation	$(17,651)	$(97,646)	$(47,010)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017	2016
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$90,340	$7,774	$20,297
Reconciling items:
Depreciation	185,376	149,634	139,288
Amortization	201,153	222,567	179,296
Amortization of non-recoupable ticketing contract advances	80,087	83,334	85,067
Deferred income tax benefit	(6,247)	(71,539)	(7,891)
Amortization of debt issuance costs, discounts and premium, net	20,219	13,174	12,594
Provision for uncollectible accounts receivable and advances	26,321	20,295	21,681
Loss on extinguishment of debt	2,471	1,048	14,049
Non-cash compensation expense	45,582	42,755	32,723
Unrealized changes in fair value of contingent consideration	14,125	18,011	(5,715)
Loss (gain) on disposal of operating assets	10,369	(969)	124
Equity in losses (earnings) of nonconsolidated affiliates, net of distributions	11,693	6,898	27,498
Other, net	(6,231)	1,035	(3,711)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(135,429)	(133,020)	(146,128)
Increase in prepaid expenses and other assets	(266,241)	(238,549)	(128,499)
Increase in accounts payable, accrued expenses and other liabilities	323,459	474,301	193,775
Increase in deferred revenue	344,539	26,773	164,291
Net cash provided by operating activities	941,586	623,522	598,739
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(90,705)	(19,120)	(17,227)
Collections of notes receivable	33,914	9,657	8,054
Investments made in nonconsolidated affiliates	(46,497)	(25,170)	(28,922)
Purchases of property, plant and equipment	(239,833)	(238,435)	(173,827)
Cash paid for acquisitions, net of cash acquired	(120,228)	(47,946)	(211,624)
Purchases of intangible assets	(35,630)	(10,977)	(6,234)
Other, net	2,070	4,405	3,303
Net cash used in investing activities	(496,909)	(327,586)	(426,477)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	858,667	60,912	844,451
Payments on long-term debt including extinguishment costs	(400,396)	(110,855)	(606,831)
Contributions from noncontrolling interests	4,900	10,671	88
Distributions to noncontrolling interests	(59,187)	(46,036)	(55,131)
Purchases and sales of noncontrolling interests, net	(159,634)	(71,509)	(69,106)
Proceeds from exercise of stock options	22,568	51,069	20,299
Taxes paid for net share settlement of equity awards	(55,005)	(5,452)	(4,107)
Payments for deferred and contingent consideration	(18,784)	(15,883)	(20,539)
Other, net	(4,345)	—	(9,912)
Net cash provided by (used in) financing activities	188,784	(127,083)	99,212
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(84,080)	130,394	(46,759)
Net increase in cash, cash equivalents and restricted cash	549,381	299,247	224,715
Cash, cash equivalents and restricted cash at beginning of period	1,828,822	1,529,575	1,304,860
Cash, cash equivalents and restricted cash at end of period	$2,378,203	$1,828,822	$1,529,575
SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest, net of interest income	$100,278	$87,111	$96,678
Income taxes, net of refunds	$60,016	$44,871	$30,312